Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

INTRODUCTORY NOTE

On January 28, 2005 (the “Closing Date”), WJ Communications, Inc (the “Company”) completed its acquisition of Telenexus, Inc. (“Telenexus”).  Pursuant to an Agreement and Plan of Merger, dated January 19, 2005 (the “Merger Agreement”), by and between the Company, WJ Newco, LLC (the “WJ Sub”), Telenexus and Richard J. Swanson, Wilfred K. Lau, David Fried, Kurt Christensen and Mark Sutton (together, the “Shareholders”), Telenexus merged with and into the WJ Sub (the “Merger”) effective on January 29, 2005.  The WJ Sub was the survivor in the Merger and is a wholly-owned subsidiary of the Company.  Telenexus designs, develops, manufactures and markets radio frequency identification (“RFID”) reader products for a broad range of industries and markets.  By virtue of the Merger, the Company purchased through the WJ Sub all of the assets necessary for the conduct of the RFID business of Telenexus, consisting primarily of, and including, but not limited to RFID modules, baseband processing algorithm technology, applications software and realizations of several reader product designs.  The consideration paid by the Company on the Closing Date to the Shareholders (the “Closing Consideration”) in connection with the Merger consisted of cash in the amount of $3.0 million, which was paid out of the Company’s cash reserves on the Closing Date, and 2,333,333 shares of the Company’s Common Stock (the “Shares”) valued at $8.2 million at the Closing Date.  Of the Closing Consideration, cash in the amount of $0.5 million and 333,333 shares of the Company’s Common Stock are being held in escrow with respect to any indemnification matter under the Merger Agreement.  In addition to the Closing Consideration, the Shareholders may be entitled to further compensation of up to $2.5 million in cash and up to 833,333 shares of the Company’s Common Stock if the Company achieves certain revenue targets by July 28, 2006 (together with the Closing Consideration, hereinafter referred to as the “Consideration”).  The fair value of the Company’s common stock was determined based on the average closing price per share of the Company’s common stock over a 5-day period beginning two trading days before and ending two trading days after the amended terms of the acquisition were agreed to and announced (January 31, 2005).  Two of the Shareholders, Richard J. Swanson and Wilred K. Lau also entered into three-year employment agreements with the Company.

The following unaudited pro forma combined condensed financial information gives effect to the acquisition by the Company of the Telenexus, Inc. and the assumptions and adjustments to reflect the preliminary allocation of the purchase price described in the accompanying notes to the unaudited pro forma combined condensed financial information. The amounts contained in the preliminary purchase price allocation may change as more detailed analysis is completed, additional information on the fair values of Telenexus’ tangible and intangible assets and liabilities becomes available and all direct acquisition costs are finalized.  Specifically, the Company has not completed its evaluation of the underlying legal performance obligations of certain of Telenexus’ engineering development contracts and the associated deferred revenue liability in accordance with Emerging Issues Task Force (“EITF”) 01-3 “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”  Also, prior to the acquisition, the Company and Telenexus had entered into an agreement to jointly design, develop and produce a Personal Computer Memory Card International Association (“PCMCIA”) Type II Multi-Protocol RFID reader.  The Company has not completed its valuation for the effective settlement of this preexisting executory contract and the associated reacquired right to the use of its technology in accordance with EITF 04-1 “Accounting for Preexisting Relationships between the Parties to a Business Combination.”  The purchase price allocations are expected to be finalized in the second quarter of 2005.

The pro forma adjustments are based on management’s estimates of the value of the tangible and intangible assets acquired including an independent valuation of intangible assets. The unaudited pro forma combined condensed balance sheet is based on the audited historical balance sheet of the Company and Telenexus as of December 31, 2004, and has been prepared to reflect the acquisition as if the acquisition had been consummated on that date. The unaudited pro forma combined condensed statement of operations combine the audited results of operations of the Company and Telenexus for the year ended December 31, 2004 as if the acquisition had occurred on January 1, 2004. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2004 are based on the historical audited results of the Company and Telenexus. The unaudited pro forma combined condensed statement of operations has been prepared excluding acquired in-process research and development of $3.4 million.

The unaudited pro forma condensed combined financial information consisting of the unaudited pro forma combined condensed balance sheet, the unaudited pro forma combined condensed statement of operations, and the accompanying notes should be read in conjunction with the historical consolidated financial statements and notes of WJ Communications, Inc. which can be found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2005. Telenexus’ historical consolidated financial statements for the year ended and as of December 31, 2004 are included elsewhere in this Form 8-K/A filing as Exhibit 99.2. Reclassifications have been made to the historical consolidated statements of operations of Telenexus for the year ended December 31, 2004 to conform to the Company’s presentation.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not intended to represent what the Company’s financial position is or results of operations would have been if the acquisition had occurred on those dates or to project the Company’s financial position or results of operations for any future period. Since the Company and Telenexus were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance. These statements do not reflect any additional costs or cost savings resulting from the acquisition.

WJ COMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2004

(In thousands)

	Historical		Pro Forma
	WJCI	Telenexus	Adjustments		Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,392	$131	$(3,000	)(a)	$21,523
Short-term investments	18,732	—	—		18,732
Receivables – net	6,841	166	—		7,007
Inventories	5,148	157	(45	)(b)	5,260
Other	3,183	5	(23	)(d)	3,165
Total current assets	58,296	459	(3,068)		55,687
PROPERTY, PLANT AND EQUIPMENT, net	9,679	59	43	(b)	9,781
Goodwill	1,368	—	5,664	(b)	7,032
Other assets	390	5	2,040	(b)	2,435
	$69,733	$523	$4,679		$74,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,633	$53	$—		$2,686
Accrued expenses	810	91	193	(d)	1,094
Accrued professional services	797	—	—		797
Accrued payroll and profit sharing	1,498	—	—		1,498
Accrued workers’ compensation	538	—	—		538
Cash overdraft	—	17	—		17
Income tax payable	—	8	—		8
Deferred income tax liability	1,946	9	(9	)(b)	1,946
Restructuring accrual	3,350	—	—		3,350
Deferred revenue	—	87	(37	)(c)	50
Product warranty liability	—	7	(7	)(b)	—
Total current liabilities	11,572	272	140		11,984

OTHER LONG-TERM OBLIGATIONS	16,864	78	(78	)(b)	16,864

COMMITMENTS AND CONTINGENCIES	—	—	—		—

STOCKHOLDERS’ EQUITY:
Common stock	629	1	(1	)(e)	652
			23	(f)
Treasury stock	(18)	—	—		(18)
Additional paid-in capital	194,262	5	(5	)(e)	202,429
			8,167	(f)
Accumulated earnings (deficit)	(153,199)	167	(54	)(e)	(156,599)
			(113	)(c)
			(3,400	)(b)
Deferred stock compensation	(365)	—	—		(365)
Other comprehensive loss	(12)	—	—		(12)
Total stockholders’ equity	41,297	173	4,617		46,087
	$69,733	$523	$4,679		$74,935

See notes to unaudited pro forma combined condensed financial information.

WJ COMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(In thousands, except per share amounts)

	Historical		Pro Forma
	WJCI	Telenexus	Adjustments		Combined
Sales	$32,336	$2,463	$(113	)(a)	$34,686
Cost of goods sold	15,278	1,458	(84	)(a)	16,686
			34	(b)
Gross profit	17,058	1,005	(63)		18,000
Operating expenses:
Research and development	17,044	413	84	(a)	17,541
Selling and administrative	12,454	697	—		13,151
Acquired in-process research & development	8,500	—	—		8,500
Amortization of intangible assets	—	—	287	(c)	287
Amortization of deferred stock compensation(*)	243	—	—		243
Restructuring reversals	(3,845)	—	—		(3,845)
Total operating expenses	34,396	1,110	371		35,877
Loss from operations	(17,338)	(105)	(434)		(17,877)
Interest income	682	1	(43	)(d)	640
Interest expense	(104)	—	—		(104)
Other income – net	5	20	—		25
Loss before income taxes	(16,755)	(84)	(477)		(17,316)
Income tax benefit	7,674	30	—		7,704
Net loss	$(9,081)	$(54)	$(477)		$(9,612)

Basic and diluted net loss per share	$(0.15)				$(0.15)

Basic and diluted average shares	60,397		2,333	(e)	62,730

(*) Amortization of deferred stock compensation excluded from the following expenses:
Research and development	$194				$194
Selling and administrative	49				49
	$243				$243

See notes to unaudited pro forma combined condensed financial information.

WJ COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

1.              BASIS OF PRESENTATION

On January 28, 2005 (the “Closing Date”), WJ Communications, Inc (the “Company”) completed its acquisition of Telenexus, Inc. (“Telenexus”).  Pursuant to an Agreement and Plan of Merger, dated January 19, 2005 (the “Merger Agreement”), by and between the Company, WJ Newco, LLC (the “WJ Sub”), Telenexus and Richard J. Swanson, Wilfred K. Lau, David Fried, Kurt Christensen and Mark Sutton (together, the “Shareholders”), Telenexus merged with and into the WJ Sub (the “Merger”) effective on January 29, 2005.  The WJ Sub was the survivor in the Merger and is a wholly-owned subsidiary of the Company.  Telenexus designs, develops, manufactures and markets radio frequency identification (“RFID”) reader products for a broad range of industries and markets.  By virtue of the Merger, the Company purchased through the WJ Sub all of the assets necessary for the conduct of the RFID business of Telenexus, consisting primarily of, and including, but not limited to RFID modules, baseband processing algorithm technology, applications software and realizations of several reader product designs.  The consideration paid by the Company on the Closing Date to the Shareholders (the “Closing Consideration”) in connection with the Merger consisted of cash in the amount of $3.0 million, which was paid out of the Company’s cash reserves on the Closing Date, and 2,333,333 shares of the Company’s Common Stock (the “Shares”) valued at $8.2 million at the Closing Date.  Of the Closing Consideration, cash in the amount of $0.5 million and 333,333 shares of the Company’s Common Stock are being held in escrow with respect to any indemnification matter under the Merger Agreement.  In addition to the Closing Consideration, the Shareholders may be entitled to further compensation of up to $2.5 million in cash and up to 833,333 shares of the Company’s Common Stock if the Company achieves certain revenue targets by July 28, 2006 (together with the Closing Consideration, hereinafter referred to as the “Consideration”).  The fair value of the Company’s common stock was determined based on the average closing price per share of the Company’s common stock over a 5-day period beginning two trading days before and ending two trading days after the amended terms of the acquisition were agreed to and announced (January 31, 2005).  Two of the Shareholders, Richard J. Swanson and Wilred K. Lau also entered into three-year employment agreements with the Company.

The unaudited pro forma combined condensed preliminary financial information gives effect to the acquisition by the Company of the Telenexus, Inc. and the assumptions and adjustments to reflect the allocation of the purchase price described in the accompanying notes to the unaudited pro forma combined condensed financial information. The amounts contained in the preliminary purchase price allocation may change as more detailed analysis is completed, additional information on the fair values of Telenexus’ tangible and intangible assets and liabilities becomes available and all direct acquisition costs are finalized.  Specifically, the Company has not completed its evaluation of the underlying legal performance obligations of certain of Telenexus’ engineering development contracts and the associated deferred revenue liability in accordance with Emerging Issues Task Force (“EITF”) 01-3 “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”  Also, prior to the acquisition, the Company and Telenexus had entered into an agreement to jointly design, develop and produce a Personal Computer Memory Card International Association (“PCMCIA”) Type II Multi-Protocol RFID reader.  The Company has not completed its valuation for the effective settlement of this preexisting executory contract and the associated reacquired right to the use of its technology in accordance with EITF 04-1 “Accounting for Preexisting Relationships between the Parties to a Business Combination.”  The purchase price allocations are expected to be finalized in the second quarter of 2005.

The pro forma adjustments are based on management’s estimates of the value of the tangible and intangible assets acquired including an independent valuation of intangible assets. The unaudited pro forma combined condensed balance sheet is based on the audited historical balance sheet of the Company and Telenexus as of December 31, 2004, and has been prepared to reflect the acquisition as if the acquisition had been consummated on that date. The unaudited pro forma combined condensed statement of operations combine the audited results of operations of the Company and Telenexus for the year ended December 31, 2004 as if the acquisition had occurred on January 1, 2004. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2004 are based on the historical audited results of the Company and Telenexus. The unaudited pro forma combined condensed statement of operations has been prepared excluding acquired in-process research and development of $3.4 million.

The unaudited pro forma condensed combined financial information consisting of the unaudited pro forma combined condensed balance sheet, the unaudited pro forma combined condensed statement of operations, and the accompanying notes should be read in conjunction with the historical consolidated financial statements and notes of WJ Communications, Inc. which can be found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2005. Telenexus’ historical consolidated financial statements for the year ended and as of December 31, 2004 are included elsewhere in this Form 8-K/A filing as Exhibit 99.2. Reclassifications have been made to the historical consolidated statements of operations of Telenexus for the year ended December 31, 2004 to conform to the Company’s presentation.

The unaudited pro forma condensed combined financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However the Company believes that the disclosures are adequate to make the information not misleading.

2.              PURCHASE PRICE ALLOCATION

The unaudited pro forma combined condensed financial information reflect a preliminary purchase price of approximately $11.4 million for the net assets acquired from Telenexus. The fair value of the Company’s common stock was determined based on the average closing price per share of the Company’s common stock over a 5-day period beginning two trading days before and ending two trading days after the amended terms of the acquisition were agreed to and announced (January 31, 2005). The total purchase price of Telenexus, Inc. is as follows (in thousands):

Cash	$3,000
Fair value of WJ Communications, Inc. common stock	8,190
Acquisition costs	216
Total purchase price	$11,406

In accordance with SFAS No. 141, Business Combinations (“SFAS No. 141”), the total preliminary purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values at the acquisition date with the excess purchase price allocated to goodwill. The valuation of the identifiable intangible assets acquired reflects management’s estimates based on, among other factors, a valuation of the intangible assets prepared by an independent third party.  The following table summarizes the components of the total preliminary purchase price and the allocation (in thousands):

Net tangible assets	$302
In-process research and development	3,400
Amortizable intangible assets:
Developed technology	40
Customer relationships	900
Trademarks and trade names	700
Non-competition agreements	400
Goodwill	5,664
Total purchase price	$11,406

With the exception of the goodwill and acquired in-process research and development (“IPRD”), the identified intangible assets consisting of existing technology, customer relationships, trademarks and trade names and non-competition agreements will be amortized on a straight-line basis over their estimated useful lives, with a weighted average life of approximately eight years. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), goodwill of $5.7 million will not be amortized and will be tested for impairment at least annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable in accordance with the Company’s policy on impairment analysis. The amounts contained in the purchase price allocation may change as more detailed analysis is completed, additional information on the fair values of Telenexus’ tangible and intangible assets and liabilities becomes available and all direct acquisition costs are finalized.  Specifically, the Company has not completed its evaluation of the underlying legal performance obligations of certain of Telenexus’ engineering development contracts and the associated deferred revenue liability in accordance with Emerging Issues Task Force (“EITF”) 01-3 “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”  Also, prior to the acquisition, the Company and Telenexus had entered into an agreement to jointly design, develop and produce a Personal Computer Memory Card International Association (“PCMCIA”) Type II Multi-Protocol RFID reader.  The Company has not completed its valuation for the effective settlement of this preexisting executory contract and the associated reacquired right to the use of its technology in accordance with EITF 04-1 “Accounting for Preexisting Relationships between the Parties to a Business Combination.”  The preliminary purchase price allocations are expected to be finalized in the second quarter of 2005. In addition to the Closing Consideration, the Shareholders may be entitled to further compensation of up to $2.5 million in cash and up to 833,333 shares of the Company’s Common Stock if the Company achieves certain revenue targets by July 28, 2006.  Any change in the fair value of the net assets of Telenexus or any additional consideration to the Shareholders will change the amount of the purchase price allocable to goodwill.

A portion of the purchase price, $3.4 million, was allocated to developed and core technology and in-process research and development (“IPRD”). Developed and core technology and IPRD were identified and valued through extensive interviews, analysis of data provided by Telenexus concerning developmental products, their stage of development, the time and resources needed to complete them, their expected income generating ability, target markets and associated risks. The income approach method was the primary technique utilized in valuing the developed and core technology and IPRD. Under the income approach, fair value reflects the present value of the projected cash flows that are expected to be generated by the products incorporating the current technologies.

Developmental projects that reached technological feasibility were classified as developed and core technology, and the $40,000 value assigned to developed technology was capitalized to be amortized using the straight-line method over a weighted-average period of fourteen months. Developmental projects that had not reached technological feasibility, and had no future alternative uses were classified as IPRD. The $3.4 million value allocated to projects that were identified as IPRD would be charged to the consolidated statement of operations on the acquisition date and is reflected in the pro forma combined condensed balance sheet as an addition to accumulated deficit. The pro forma combined condensed statement of operations do not include the IPRD of $3.4 million as it is considered a non-recurring charge.  The value assigned to IPRD comprises the following projects:  multi-protocol readers ($1.3 million), Smart readers ($900,000) and Class 3 readers ($1.2 million).  The value of these projects was determined by estimating the discounted net cash flows from the sale of the products resulting from the completion of the projects, reduced by the portion of the revenue attributable to developed technology and the percentage of completion of the project.

Products based on multi-protocol reader (‘MPR”) technology are capable of reading tags of different classes (e.g., Class 0, Class 0+, Class 1, and Gen 2 tags) with a single reader.  The hardware realization of the MPR products is based on a hardware stack consisting of an interface board, a control board, a radio frequency (“RF”) board and an antenna.  A modular construction technique is employed such that differing combinations of boards can be used to produce different products.  For example, the same antenna, RF board, and control board can be used with one interface board to provide an Ethernet connection to the host computer, or a different interface board to provide a serial interface to the host.  Similarly, different RF boards can be used to provide one, two or four antenna ports for reading tags without changing the control board or interface board.  This novel modular construction technique is a part of the MPR technology approach.

Smart reader technology is an extension of the MPR Technology.  This technology provides an operating system (e.g., Linux, Windows® CE) in the embedded microprocessor on the interface board.  With the previous RFID technologies, the host computer provided virtually every command to the reader.  With Smart reader technology, the embedded controller can host middleware applications.  These applications can take high-level commands from the host and then provide most of the lower-level commands internal to the reader.  Thus relieving much of the command and processing burden from the host computer.

Class 3 tags are fundamentally different from the Class 0, 0+ and 1 tags in that they are battery assisted.  This makes them more powerful and capable, and provides longer read range, but at the expense of battery life and cost.  They are more appropriate for tracking higher-value assets.  The air-interface protocol is different for the Class 3 readers and tags, and to date is not standardized (as is the case for Class 0 and 1 tags).

The nature of the efforts required to develop the acquired IPRD into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.  The estimated aggregate cost to complete these projects was $938,000, $1.3 million and $857,000, respectively which is expected to occur during our second quarter of 2005 through our fourth quarter of 2006.

In valuing the IPRD, the Company considered, among other factors, the importance of each project to the overall development plan, the projected incremental cash flows from the projects when completed and any associated risks. The projected incremental cash flows were discounted back to their present value using an after-tax discount rate of 25%. This discount rate was determined after consideration of the Company’s weighted average cost of capital and the weighted average return on assets. Associated risks include the inherent difficulties and uncertainties in completing each project and thereby achieving technological feasibility, anticipated levels of market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets.

The Company has currently not identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated.  If information becomes available to us prior to the end of the purchase price allocation period, which would indicate that a liability is probable and the amount can be reasonably estimated, such items will be included in the purchase price allocation.

3.              PRO FORMA ADJUSTMENTS

The following adjustments have been reflected in the unaudited pro forma combined condensed balance sheet as of December 31, 2004:

(a)          To adjust cash and cash equivalents for the cash consideration paid by the Company as part of the acquisition.

(b)         To reflect the purchase price allocation described above.

(c)          To eliminate pre-acquisition transactions between the Company and Telenexus.

(d)         To record estimated transaction costs associated with the acquisition.

(e)          To eliminate historical stockholders’ equity of Telenexus.

(f)            To record the 2,333,333 shares of the Company’s common stock issued as part of the acquisition.

The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2004:

(a)          To eliminate pre-acquisition transactions between the Company and Telenexus.

(b)         To amortize acquired developed technology of $40,000 resulting from the acquisition using the straight-line method over a weighted-average period of fourteen months.

(c)          To amortize intangible assets of $2.0 million resulting from the acquisition of Telenexus using the straight-line method over a weighted-average period of approximately eight years.

(d)         To reflect the decrease in interest income resulting from the use of $3.0 million cash to consummate the Telenexus acquisition.  A 1.4% interest rate was used to determine the reduction in interest income which approximates the average rate of return on cash and investments of the Company for 2004.

(e)          Represents the adjustment to the weighted-average number of shares outstanding for the year ended December 31, 2004 after the issuance of 2,333,333 shares of the Company’s common stock in the Telenexus acquisition.